UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 6, 2008

UCN, INC.
(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047
(Address of principal executive offices)

(801) 320-3200
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Bonus Plan

On May 6, 2008, the Board of Directors approved, upon recommendation of the Compensation Committee, an Executive Officer Bonus Plan for the first two quarters of 2008. The participants in the plan are Paul Jarman, Chief Executive Officer, Brian Moroney, Executive Vice President and Chief Financial Officer, Scott Welch, Executive Vice President and Chief Operating Officer, and Rudy Vidal, Executive Vice President and Chief Customer Officer.

The plan is a variable cash based incentive plan under which bonus is earned based on achieving stated performance targets. The sole performance factor measured under the plan for the applicable periods is UCN’s consolidated cumulative gross margin (revenue less costs of revenue, excluding depreciation and amortization) as of the end of the first two calendar quarters of 2008. The gross margin targets are set at levels based on UCN’s budget for the applicable periods, which are targets the Compensation Committee believes are likely to be achieved, but not assured. Our Chief Executive Officer and Chief Financial Officer, together with other management personnel, have significant participation in formulating the budget approved by the Board, and also participate in formulating bonus compensation proposals submitted to the Compensation Committee for consideration. However, the decision on the form and substance of the bonus plan is made by the Compensation Committee and ratified by the Board.

UCN must achieve 100% of the gross margin target for the applicable period in order for each participant to earn the maximum bonus payment. If UCN does not achieve at least 80% of the gross margin target for the applicable period, no bonus is paid for that period and cannot be recouped on the basis for cumulative performance in later periods. If 80% of the gross margin target is achieved, each participant will earn 50% of the maximum bonus payment. If more than 80%, but less than 100%, of the gross margin target is achieved, the amount of the bonus payment increases proportionately (2.5% more of bonus payment for each 1.0% increase in the gross margin target achieved).

For the three-month period ended March 31, 2008, UCN’s actual gross margin was 97.12% of the first quarter target. The following table shows the amount of bonus payable to the participating executive officers based on that level of achievement.

Q1 Bonus Payment
Name	Amount

Paul Jarman	$6,156
Brian Moroney	$4,968
Scott Welch	$10,463
Rudy Vidal	$7,115

The following table shows the maximum bonus that may be earned for the participating executive officers under the plan if the cumulative gross margin target for first two quarters of 2008 is achieved, and assuming UCN achieves 80% and 90% of the target.

	Q2 Bonus Payment Assuming
Name	80% of Target Achieved	90% of Target Achieved	100% of Target Achieved

Paul Jarman	$122	$5,372	$10,622
Brian Moroney	$785	$4,535	$8,285
Scott Welch	$7,500	$11,250	$15,000
Rudy Vidal	$5,100	$7,650	$10,200

The Compensation Committee believes gross margin is an important performance measure. UCN manages its business and reports financial results based on product-based segments; software as a service (SaaS) and Telecom. The SaaS segment includes all revenues from providing automatic call distribution, interactive voice response, data storage, email, chat, computer telephony integration call recording, conferencing and reporting to customers including our all-in-one inContact suite of services. The Telecom segment includes all voice and long distance services provided to customers. Since the end of 2005, UCN has focused its business development and marketing efforts on promoting the SaaS segment technology services, which carry significantly higher margins than the Telecom segment services. Accordingly, we believe the amount of consolidated gross margin is a meaningful indicator of executive officer performance in achieving UCN’s business goals, because increasing gross margin indicates increasing revenue from higher margin SaaS revenue. The Compensation Committee believes the plan will foster performance in this area by tying bonus to gross margin targets.

The Compensation Committee believes the Chief Executive Officer and Chief Financial Officer are primarily responsible for establishing and maintaining a control environment that ensures the integrity of UCN’s financial and business reporting under the Securities Exchange Act of 1934. The level of bonus payment under the plan to Paul Jarman, Chief Executive Officer, and Brian Moroney, Executive Vice President and Chief Financial Officer, as a percentage of their respective salaries during the first two quarters of 2008, is substantially less than the level of bonus payments to the other executive officers participating in the plan due to the material weaknesses described in UCN’s annual report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee intends to evaluate the plan and other factors pertaining to UCN and management performance after the end of the second quarter, and then consider its options for adopting a bonus plan that applies to the last two quarters of 2008.

Other Executive Compensation Matters

On May 5, 2008, Frank Maylett began his employment with UCN and was elected by the Board of Directors to the position of Executive vice President of Sales on May 6, 2008. Under the terms of his employment, Mr. Maylett will receive an annual base salary of $175,000. In addition, he will receive a commission based on total commissions paid by UCN to inside and outside sales reps on sales from May through December 2008 (excluding Telecom service sales), equal to 7.5% of such total commissions, if sales are at least 80% of the monthly budgeted sales amount, and equal to 10.0% of such total commissions, if Sales are at least 100% of the monthly budgeted sales amount. UCN granted to Mr. Maylett options to purchase 250,000 shares of common stock at an exercise price equal market value on the date of grant that vest in equal installments over three years beginning on the one year anniversary of the date of grant and expire five years following the date of grant.

On May 6, 2008, UCN granted to Rudy Vidal, Executive Vice President and Chief Customer Officer, options to purchase 75,000 shares of common stock at an exercise price equal market value on the date of grant that vest in equal installments over three years beginning on the one year anniversary of the date of grant and expire five years following the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: May 9, 2008	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer